Exhibit 99.1


May 22, 2007



Key Ramsey
Knobias, Inc.
875 Northpark Drive
Building 2, Suite 500
Ridgeland, Mississippi 39157

I hereby resign as a member of the Board of Directors of Knobias, Inc. and Knobias Holdings, Inc., and as a member of the Board of Governors of Knobias.com, LLC, effective immediately.




/s/ Timothy J. Aylor
Timothy J. Aylor